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                                                                    EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 2, 2001 with respect to the consolidated financial statements of Magna Entertainment Corp. included in the Registration Statement (Form S-3) and related prospectus of Magna Entertainment Corp. for the registration of Debt Securities, Warrants to purchase Debt Securities, Warrants to purchase Class A Subordinate Voting Stock and Class A Subordinate Voting Stock.

We also consent to the incorporation by reference therein of our report dated February 2, 2001 with respect to the financial statement schedule of Magna Entertainment Corp as of December 31, 2000 included in the Annual Report (Form 10-K) for 2000 filed with the Securities and Exchange Commission.

                                                         /s/ Ernst & Young LLP
                                                         ---------------------
                                                         Chartered Accountants

September 28, 2001
Toronto, Canada